Exhibit 10.4

REINVESTMENT AGREEMENT

This REINVESTMENT AGREEMENT ("Agreement") is entered into as of November 18, 2011, by and among ____________, the holder (“Lender”) of Series CC2011 17% Secured Promissory Notes ("Notes”) issued by AEROGROW INTERNATIONAL, INC., a Nevada corporation; and AEROGROW INTERNATIONAL, INC., a Nevada corporation ("Borrower" or the “Company”).

RECITALS

A.           Effective as of October 17, 2011, Borrower executed and delivered to Lender its Series CC2011 17% Secured Promissory Notes, which Notes totaled, in the aggregate, $__________.

B.           Pursuant to the terms and conditions of the Notes, Borrower makes bi-weekly payments of principal and interest to Lender (the “Note Payments”).

C.           Lender wishes to purchase additional Notes from Borrower.

D.           Lender wishes to fund the purchase of additional Notes by reinvesting, in full, the proceeds from the next three Note Payments to be received by Lender.

AGREEMENT

NOW THEREFORE, for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Acknowledgement of Recitals.  Borrower and Lender acknowledge and agree that the foregoing Recitals are true and correct statements of fact.

2. Reinvestment of Note Payments.  Lender hereby agrees to purchase additional Notes by reinvesting, in full, the Note Payments that Lender is due from Borrower and that Borrower will pay on or about November 23, 2011, December 9, 2011, and December 23, 2011 (the “Reinvested Note Payments”).

3. Escrow Agent Instructions.  Lender hereby authorizes Borrower to instruct First Western Trust Bank (“FWTB”), in its capacity as escrow holder and Escrow Agent pursuant to the Escrow and Account Control Agreement between Borrower and FWTB dated as of October 12, 2011, to transfer the Reinvested Note Payments to the account of Borrower at FWTB.

4. Issuance of Notes and Related Documents.  Upon receipt of the Reinvested Note Payments, Borrower will issue Notes to Lender in a principal amount equal to the amount of the Reinvested Note Payments, along with such other related documents as are required by the terms and conditions of the Notes, as described in the Confidential Private Placement Memorandum dated October 4, 2011 previously provided to Lender by Borrower, or by Borrower’s Placement Agent, GVC Capital LLC.

5. Authority to Enter into this Agreement.  Borrower hereby states that it has the requisite authority to enter into this Agreement and hereby indemnifies the Lenders from any and all claims or losses which the Lenders may incur as a result of any party lacking the necessary requisite authority to enter into this Agreement.  All parties agree to execute any additional documentation or provide any additional documentation as may be reasonably requested by the Lenders to properly and further effectuate the terms of this Agreement.

6. Governing Law.  This Agreement shall be governed by the laws of the State of Colorado.  The prevailing party in any litigation hereunder shall be entitled to recover reasonable legal fees and costs in addition to all other damages and remedies at law.

7. Successors Bound/Integration. The provisions of this Agreement shall bind the respective heirs, executors, personal representatives, administrators, successors and assigns of the parties hereto.  This Agreement incorporates all prior discussions and negotiations between the parties and may not be amended except in writing duly acknowledged by the parties.

8. Severability. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms and provisions hereof and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

9. Counterparts.  This Agreement may be separately executed, each of which shall be considered an original, and when taken together shall constitute the entire agreement between the parties.

IN WITNESS WHEREOF, the undersigned have caused this Reinvestment Agreement to be executed as of the day and year first above written.

AEROGROW INTERNATIONAL, INC.

__________________
By: H. MacGregor Clarke
Its:  Chief Financial Officer

LENDER

____________________________